Exhibit 10.12

Loan No.:9004411

PROMISSORY NOTE

$2,350,000.00	Effective as of December 28, 2021

1. GIPCO 585 24 1/2 ROAD, LLC, a Delaware limited liability company ("Borrower"), whose address is 401 E. Jackson Street, Suite 3300, Tampa, Florida 33602, for value received, promises to pay to the order of AMERICAN MOMENTUM BANK (the "Lender"), at 4830 West Kennedy Blvd., Suite 200, Tampa, Florida 33609, or at such other place as the holder of this Promissory Note ("Note") designates in writing to Borrower, the principal amount of TWO MILLION THREE HUNDRED FIFTY THOUSAND AND NO/100THS DOLLARS ($2,350,000.00), or so much thereof as may be outstanding, together with interest as required under this Note (the "Loan").

2.Interest Rate. Interest shall accrue on the outstanding principal amount of this Note at a variable rate equal to the Wall Street Journal Prime Rate (as hereinafter defined) (the "Interest Rate"), adjusted on a monthly basis. The term "Wall Street Journal Prime Rate" as used herein shall mean the rate of interest per annum as reported from time to time by The Wall Street Journal (or such other source for determining the prime rate of interest as may hereafter be selected by Lender in its reasonable discretion) as the prime rate of interest, and shall not necessarily mean or imply that such prime rate of interest is the lowest or most favorable rate of interest then available from Lender to specific borrowers.

Notwithstanding anything to the contrary herein, if the Wall Street Journal Prime Rate ceases to exist or is not determinable at any time during the term of this Note, the applicable rate of interest charged by Lender under this Note will be equal to the Successor Rate Index (as defined below) plus the Spread Percentage (as defined above). For purposes herein, the term "Successor Rate Index" is, at Lender's written election, any replacement index selected by Lender that measures the prime rate of interest comparable to the Wall Street Journal Prime Rate.

Notwithstanding anything contained in this Section 2 to the contrary, however, in no event shall the Interest Rate payable by Borrower hereunder for any day be lower than the "floor" of 3.25% per annum at any time during the term of this Note. Therefore, even if the calculation of the Interest Rate pursuant to the terms of this Section 2 would result in an effective rate of interest for the applicable period of less than 3.25% per annum, the Interest Rate payable by Borrower for such day shall be 3.25% per annum.

3.Payments.

DOCUMENTARY STAMP TAXES IN THE AMOUNT OF $2,450.00 WILL BE PAID TO THE FLORIDA DEPARTMENT OF REVENUE UPON THE EXECUTION OF THIS NOTE. THE REAL PROPERTY ENCUMBERED BY THE MORTGAGE SECURING THIS NOTE IS LOCATED OUTSIDE OF THE STATE OF FLORIDA.

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(a)Commencing on the 28th day of January, 2022, and continuing monthly on the same day of each and every month thereafter, through and including the Maturity Date (as defined below), Borrower shall make payments of interest only in amounts equal to the accrued and unpaid interest hereunder, calculated based on the Interest Rate.

(b)A final payment of all outstanding principal, all accrued and unpaid interest and all other charges then due from Borrower to Lender under this Note with regard to the loan evidenced hereby shall be due and payable in full on December 28, 2023 (the "Maturity Date").

4.Application and Form of Payments. Payments will be applied first to accrued interest and then to principal, and all interest on this Note will be computed on the basis of the actual number of days elapsed over a 360-day year. Payments of interest and principal must be made in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts. Payments received after 2:00 p.m. will be treated as being received on the next banking day.

5.Prepayment, Late Fee, Interest on Default, and Maximum Interest. Borrower may prepay all or any portion of this Note without penalty. Borrower shall give Lender one day's prior written notice of any prepayment. Partial prepayments will be applied against required principal installments in the inverse order of their maturities. Therefore, partial prepayments will not affect the due date of any required installments under this Note until this Note is paid in full. Borrower agrees to pay a late fee equal to five percent (5%) of any payment due hereunder that is not paid within ten (10) days of the date the payment is due. Interest on all amounts not paid when due after maturity, acceleration, or otherwise (including any periods of time after entry of a judgment but prior to payment thereof), will accrue and will be payable at the maximum rate of interest allowed by applicable law (the "Default Rate").

6.Security. This Note is secured, inter alia, by that certain Deed of Trust and Security Agreement and Fixture Financing Statement, of even date herewith, from Borrower to Lender (the "Mortgage") and by any and all collateral presently and hereafter held by Lender from Borrower and given or agreed to be given to Lender by Borrower, plus any and all collateral presently or hereafter held by Lender given or agreed to be given by any third party or parties for the benefit of Borrower hereof.

7.Default and Remedies. The occurrence of any of the following events constitutes a "Default" (in the following provisions, the term "Guarantor" refers jointly and severally to any person or entity that previously has guaranteed or either currently or in the future guarantees the repayment of this Note):

(a)The nonpayment within five (5) days of the date due of any interest or principal under this Note or the nonpayment when due of any other liability, obligation, or indebtedness owing from Borrower to Lender, whether at maturity, by acceleration, or otherwise; or

(b)The occurrence of a default under the Loan Agreement, of even date herewith, by and between Borrower and Lender (the "Loan Agreement"), under the Mortgage or under any other agreement given by Borrower or Guarantor to Lender with regard to the indebtedness evidenced hereby, which is not cured within any applicable grace or cure period.

Upon the occurrence of a Default and during the continuance of such Default, Lender, at its option and as often as it desires, may declare all liabilities, obligations, and indebtedness due Lender, including this Note, to be immediately due and payable without demand, notice, or presentment, and may exercise any other remedy available to it under the Mortgage, the Loan Agreement or any other agreement given by Borrower or Guarantor to Lender, and any other remedy available to it at law or in equity.

8.Payment of Costs. Borrower shall pay all costs incurred by the holder of this Note in enforcing or collecting this Note and enforcing each agreement executed in connection with this Note (including the Mortgage or any other agreement under which real or personal property is pledged as security for this Note), including without limitation all attomeys' fees, costs, and expenses incurred in all matters of interpretation, enforcement, and collection, before, during, and after demand, suit, proceeding, trial, appeal, and post-judgment collection efforts as well as all costs and fees incurred by the holder of this Note in connection with any bankruptcy, reorganization, or similar proceeding (including efforts to obtain relief from any stay) if Borrower or any other person or entity liable for the indebtedness represented by this Note becomes involved in any bankruptcy, reorganization, or similar proceeding.

9.Waiver and Consents. Borrower and every other person liable at any time for payment of this Note waives presentment, protest, notice of protest, and notice of dishonor. Borrower expressly consents to all extensions and renewals of this Note (as a whole or in part) and all delays in time or payment or other performance under this Note that the holder of this Note grants at any time and from time to time, without limitation and without any notice to or further consent of Borrower. Borrower agrees that its obligations under this Note are independent of the obligation of any other maker, guarantor or other person or entity that now or later is obligated to pay this Note. Borrower also agrees that Lender may release any security for or any other obligor of this Note or waive, extend, alter, amend, or modify this Note or otherwise take any action that varies the risk of Borrower without releasing or discharging Borrower from Borrower's obligation to repay this Note.

10.Venue. Borrower further agrees that venue for each action, suit, or other legal proceeding arising under or relating to this Note or any agreement securing or related to this Note shall be in a court of competent jurisdiction in Mesa County, Colorado or Hillsborough County, Florida, and Borrower hereby waives any right to sue or be sued in any other counties in Colorado or Florida or any other states.

11.Savings Clause. Nothing herein, nor any transaction related hereto, shall be construed or so operated as to require Borrower to pay interest at a greater rate than shall be lawful. Should any interest or other charges paid by Borrower in connection with the loan evidenced by this Note result in the computation or earning of interest in excess of the maximum contract rate of interest which is legally permitted under applicable Florida law or Federal preemption statutes, if Lender shall elect a benefit thereof, then any and all such excess shall be, and the same is, hereby waived by Lender, and any and all such excess shall be automatically credited against and in reduction of the balance due under this Note and any portion which exceeds the balance due under this Note shall be paid by Lender to Borrower.

12.Waiver of Jury Trial. BY THE EXECUTION HEREOF, BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY AGREES THAT NEITHER BORROWER NOR ANY ASSIGNEE, SUCCESSOR, HEIR, OR LEGAL REPRESENTATIVE OF BORROWER SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM, OR ANY OTHER LITIGATION PROCEDURE ARISING FROM OR BASED UPON THIS NOTE, THE MORTGAGE, OR ANY OTHER LOAN DOCUMENT EVIDENCING, SECURING, OR RELATING TO THE INDEBTEDNESS EVIDENCED BY THIS NOTE OR TO THE DEALINGS OR RELATIONSHIP BETWEEN OR AMONG THE PARTIES HERETO. NEITHER BORROWER NOR LENDER WILL SEEK TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED W1TH ANY OTHER ACTION IN WHICH A JURY TRIAL HAS NOT OR CAN NOT BE WAIVED. THE PROVISIONS OF THIS SECTION HAVE BEEN FULLY NEGOTIATED BY THE PARTIES HERETO, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTION. NEITHER BORROWER NOR LENDER HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER TO ENTER INTO THIS TRANSACTION.

13.Modification. This Note may not be modified or terminated orally, but only by agreement or discharge in writing and signed by Lender. Any forbearance of Lender in exercising any right or remedy hereunder, under the Mortgage or under any other loan document relating to this transaction shall not be a waiver of or preclude the exercise of any right or remedy. Acceptance by Lender of payment of any sum payable hereunder after the due date of such payment shall not be a waiver of Lender's right to either require prompt payment when due of all other sums payable hereunder or to declare a default for the failure to make prompt payment in the future.

14.Right of Setoff. To the extent permitted by applicable law, Lender reserves a right of setoff in all Bonower's accounts with Lender (whether checking, saving, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the indebtedness against any and all such accounts following an event of default hereunder.

15. Whenever Lender is referred to in this Note, such reference shall be deemed to include the successors and assigns of Lender, including, without limitation, any subsequent assignee or holder of this Note, and all covenants, provisions, and all agreements by or on behalf of Borrower and any endorsers, guarantors, and sureties hereof which are contained herein shall inure to the benefit of the successors and assigns of Lender.

16.Corrective Documentation. For and in consideration of the funding or renewal of the indebtedness evidenced hereby, Borrower further agrees to cooperate with Lender and to reexecute any and all documentation relating to the loan evidenced by this Note which is deemed necessary or desirable in Lender's discretion, in order to correct or adjust any clerical errors or omissions contained in any document executed in connection with the loan evidenced by this Note.

17.Miscellaneous. The headings preceding the text of the sections of this Note have been inserted solely for convenience of reference and do not limit or affect the meaning,

interpretation, or effect of this Note or the sections. The validity, construction, interpretation, and enforceability of this Note are governed by the laws of the State of Florida, excluding its laws relating to the resolution of conflicts of laws of different jurisdictions. Each required notice, consent, or approval, if any, under this Note will be valid only if it is given in writing (or sent by telex, telegram, or telecopy and promptly confirmed in writing) and addressed by the sender to the recipient's address that is listed in this Note or to such other addresses as either party may designate by written notice to the other party. A validly given notice, consent, or approval will be effective (i) on receipt of hand delivery to the recipient, (ii) seven (7) days after having been deposited in the United States mail, certified or registered, retum receipt requested, sufficient postage affixed or prepaid, or (iii) one (1) business day after it is deposited with an expedited, overnight courier service (such as by way of example but not limitation, U.S. Express Mail, Federal Express or UPS). These notice provisions apply only if a notice is required by this Note. They do not apply if no notice is required by this Note. This Note is not assignable by Borrower.

(Signature Pages Follow)

[SIGNATURE PAGE TO PROMISSORY NOTE]

IN WITNESS WHEREOF, Borrower has caused this Note to be executed and delivered as of the date first above written.

BORROWER:

GIPCO 585 24 1/2 ROAD, LLC,
a Delaware limited liability company

By:	/s/ David Sobelman
David Sobelman, President

STATE OF FLORIDA

COUNTY OF HILLSBOROUGH

The foregoing instrument was acknowledged before me by means of ☑ physical presence or ☐ online notarization this 23rd day of December, 2021, by David Sobelman, as President of GIPCO 585 24 1/2 ROAD, LLC, a Delaware limited liability company, on behalf of the company. He is ☑ personally known to me or has ☐ produced a valid driver's license as identification.

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